Exhibit 10.1
Q4 2010 — Q2 2011 Incentive Compensation
Harald Braun, Executive Vice President

	% Goal
Officer Bonus Goal	Weighting	$ Goal
1) Achieve bookings and distribution goals	50%	$103,593.75
2) Achieve organizational development goals	50%	$103,593.75

Total	100%	$207,187.50